As filed with the Securities and Exchange Commission on June 9, 2000
                                     Registration Statement No. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                       PACIFIC MAGTRON INTERNATIONAL CORP.
             -----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

             Nevada                                       88-0353141
   -------------------------------          ------------------------------------
   (State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
    Incorporation or Organization)


  1600 California Circle, Milpitas, CA                      95035
  ------------------------------------                    ---------
(Address of Principal Executive Offices)                  (Zip Code)


                             1998 STOCK OPTION PLAN
                             ----------------------
                            (Full Title of the Plan)

                                   Theodore Li
                       President, Chief Executive Officer
                       Pacific Magtron International Corp.
                             1600 California Circle
                               Milpitas, CA 95035
                     ---------------------------------------
                     (Name and Address of Agent for Service)

                                 (408) 956-8888
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:

                        Christian J. Hoffmann, III, Esq.
                               Streich Lang, P.A.
                                 Renaissance One
                            Two North Central Avenue
                             Phoenix, Arizona 85004
                                 (602) 229-5336

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                   Proposed         Proposed
    Title of           Amount       Maximum         Maximum           Amount of
Securities to be       to be     Offering Price     Aggregate       Registration
   Registered        Registered   Per Share(1)   Offering Price(1)      Fee
--------------------------------------------------------------------------------
Common Stock, $.001
par value per share   1,000,000      $4.00         $4,000,000         $1,056.00
================================================================================
(1) Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Act"), solely for purposes of calculating the registration fee. The calculation is based on the average of the high and low prices as quoted on the Nasdaq Small Cap Market on June 5, 2000, (the "Market Price").

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by Pacific Magtron International Corp. (the "Company") are hereby incorporated by reference in this Registration Statement:

          (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

          (2)  Quarterly  Report on Form 10-Q for the  quarter  ended  March 31,
               2000;

          (3) Registration Statement on Form 10-12G filed with the Commission on January 20, 1999; and

          (4) Definitive Proxy Statement to be used in connection with the Company's Annual Meeting of Stockholders to be held on June 30, 2000, other than the portions of such document, which by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 78.7502(1) of the General Corporation Law of Nevada, or the "NGCL," provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Section 78.7502(2) of the NGCL provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth in subsection (1), against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under the standards set forth in subsection (1), except that no indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         Section 78.7502(3) of the NGCL provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2), or in defense of any claim, issue or matter therein, the corporation shall indemnify such person against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense. Section 78.751(1) of the NGCL provides that any discretionary indemnification under Section 78.7502, unless ordered by a court or advanced pursuant to subsection 2 of Section 78.751, may be made by the corporation only as authorized in the specific case upon determination that indemnification of such director, officer, employee or agent is proper in the circumstances. The determination must be made (a) by the stockholders; (b) by the board of directors by majority vote of quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         Section 78.751(2) of the NGCL provides that the articles of incorporation, bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such provision does not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

         Section 78.752 of the NGCL provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who acted in any of the capacities set forth above for any liability asserted against such person for any liability asserted against him or her and liability and expenses incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liabilities and expenses.

         The Company's Amended and Restated Articles of Incorporation provide that none of its directors or officers shall be personally liable to the Company or the stockholders for monetary damages for breach of fiduciary duty as a director or officer. However, such provision does not eliminate or limit the liability of a director or officer for any act or omission which involves intentional misconduct, fraud or a knowing violation of law, or the payment of distributions in violation of Section 78.300 of the NGCL. In addition, the Company's Bylaws provide for indemnification of its directors and officers against all expenses incurred by them in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as directors or officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         See the Exhibit Index at Page E-1 of this Registration Statement.

ITEM 9. UNDERTAKINGS.

         A. The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraph (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Company pursuant to the foregoing provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Milpitas, State of California, on this 9th day of June, 2000.

                                      PACIFIC MAGTRON INTERNATIONAL CORP.


                                      By: /s/ Theodore Li
                                         ---------------------------------------
                                         Theodore Li, President, Chief Executive
                                         Officer and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theodore Li and Hui "Cynthia" Lee as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated:

      SIGNATURE                        TITLE                           DATE
      ---------                        -----                           ----


/s/ Theodore Li             President, Chief Executive Officer,     June 9, 2000
--------------------------  Treasurer and Director
Theodore Li


/s/ Hui Cynthia Lee         Secretary and Director                  June 9, 2000
--------------------------
Hui "Cynthia" Lee


/s/ Betty Li                Director                                June 9, 2000
--------------------------
Betty Li


/s/ Jey Hsin Yao            Director                                June 9, 2000
--------------------------
Jey Hsin Yao


/s/ Hank C. Ta              Director                                June 9, 2000
--------------------------
Hank C. Ta


/s/ Limin Hu                Director                                June 9, 2000
--------------------------
Limin Hu, PhD

                       PACIFIC MAGTRON INTERNATIONAL CORP.

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS


 Exhibit
 Number                     Description
 ------                     -----------

  5.1      Opinion of counsel as to legality of securities being registered *

  23.1     Consent of counsel (contained in Exhibit 5.1 hereto) *

  23.2     Consent of BDO Seidman, LLP *

  23.3     Consent of Meredith, Cardozo, Lanz & Chiu, LLP *

  24.1 Powers of Attorney (contained in signature pages on page 5 of this registration statement)

  99.1     1998 Stock Option Plan and forms of Stock Option Agreement (1)

----------
* Filed herewith

(1) Incorporated by reference from the Registration Statement on Form 10-12G filed with the Commission on January 20, 1999.

                                       E-1